Exhibit 99.5

FOURTH AMENDMENT TO RIGHTS AGREEMENT
BETWEEN
MARK IV INDUSTRIES, INC.
AND
AMERICAN STOCK TRANSFER & TRUST COMPANY

        This Agreement, made as of this 1st day of August, 2000 between Mark IV Industries, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, a New York banking corporation (the “Rights Agent”), amends the Rights Agreement dated as of May 17, 1995 between the Company and the Rights Agent as amended as of May 19, 1999, as of May 19, 2000 and as of May 26, 2000 (the “Rights Agreement”).

        WHEREAS, the Company and MIV Acquisition Corporation, a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of May 26, 2000;

        WHEREAS, the Company and Merger Sub are entering into Amendment No. 1 to the Agreement and Plan of Merger Agreement as of August 1, 2000;

        WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in order to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing;

        NOW THEREFORE, intending to be legally bound, the Company and the Rights Agent hereby agree that the Rights Agreement is hereby amended as set forth below:

         1. Section 1(k) of the Rights Agreement is hereby amended to read in its entirety as follows:

             "Merger Agreement" shall mean the Agreement and Plan of Merger between Merger Sub and the Company, dated as of May 26, 2000, as amended from time to time.

         2. Section 7(a) of the Rights Agreement is amended in its entirety to read as follows:

              (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on June 2, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) at the Effective Time (as defined in Merger Agreement) of the Merger (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

         3. Effectiveness. This Amendment shall be deemed effective as of August 1, 2000. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        4. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest: By: /s/ Mark Barberio Name: Mark Barberio Title: Treasurer	MARK IV INDUSTRIES, INC. By: /s/ Richard L. Grenolds Name: Richard L. Grenolds Title: Vice President and Chief Accounting Officer

Attest: By: /s/ Rosie Rosenbloom Name: Rosie Rosenbloom Title: Vice President	AMERICAN STOCK TRANSFER & TRUST COMPANY By: /s/ Isaac J. Kagan Name: Isaac J. Kagan Title: Vice President